For Period ended 07/31/04                            Series  1, 2, 6, 7, 10, 11,
File Number 811-2429                                        13, 14, 15, 19


Sub-Item 77Q3:   Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:     HSBC Bank Middle East Limited
Foreign Country:   United Arab Emirates
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     State Street Bank and Trust Company, London Branch
Foreign Country:   United Kingdom
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     BankBoston, N.A.
Foreign Country:   Uruguay
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Citibank, N.A.
Foreign Country:   Venezuela
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:   Vietnam
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zambia Plc.
Foreign Country:   Zambia
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zimbabwe Limited
Foreign Country:   Zimbabwe
Type of Custody:   Foreign Custodian Rule 17f-5